UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the Board of Directors (the “Board”) of Indoor Harvest Corp. (the “Company”) appointed Michael Blicharski and Keith Crouch to the Board, effective immediately. Messrs. Crouch and Blicharski will serve as directors for the term of one year, and until their successors are elected and qualified, or until their earlier resignation or removal. As of these appointments, three of the five seats on the Board are now filled.

Michael Blicharski is a serial entrepreneur and financial services professional who has enjoyed acquiring and growing businesses in a variety of industries over a 15-year career, including food and beverage distribution and video game development, with additional experience with advising non-profit organizations and in international trade. He is both a consultant and investor in multiple startups and early-stage companies. He has worked in spaces that are complementary to the hemp space and understands the vision for products that go from innovative into mainstream markets.

Keith Crouch is a CPG Sales and Marketing leader with in-depth expertise in branded and private label product launches, currently managing global brand portfolios of over $1.0B across grocery, mass, drug, c-store, and direct to consumer channels. He has owned, operated and worked with many companies, and has been fortunate enough to enjoy a dynamic award-winning sales and management career that has included aiding in the successful growth of a variety of well-known firms and brands that include: Health Valley Foods, Cliff Bar, Kraft Foods, Quaker, Nabisco, Kikkoman, Twining’s Tea, Bigelow Tea, Stubbs BBQ, Frontera Foods, Lotus Foods, Sam Mills, Jose Cuervo, and Branded Entertainment Inc., just to name a few.

In connection with their appointments, the Company entered into a Board of Directors Agreement (“Director Agreement”) with each of Messrs. Crouch and Blicharski. For their service as directors of the Company, Messrs. Crouch and Blicharski will each receive compensation consisting of an annual payment of $25,000 and non-statutory stock options to purchase up to ten million (10,000,000) shares of common stock, $0.0001 par value per share, of the Company.

There are no arrangements or understandings with other persons pursuant to which each was appointed to the position of director. Additionally, there are no related person transactions involving Messrs. Crouch and Blicharski that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On June 23, 2022, the Company issued a press release announcing the appointment of Mr. Blicharski to the Board. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference in its entirety. In addition, the biographies of the newly appointed directors are available on the Company’s website.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: June 23, 2022